A WHITESTONE REIT COMMUNITY
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Creating Communities in Our Properties™
Creating Communities in Our Properties™ means providing a supportive environment where our entrepreneurial tenants can grow their business.
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Creating Communities in Our Properties™

Supplemental Operating & Financial Data

For the Quarter Ended March 31, 2012

WSR LISTED NYSE AMEX

Whitestone REIT
2600 South Gessner • Suite 500 • Houston, Texas 77063
866.789.7348 • www.whitestonereit.com

CORPORATE PROFILE

NYSE Amex: WSR	Whitestone REIT (NYSE Amex: WSR) is a fully integrated real estate investment trust that owns,
Class B Common Shares	operates and redevelops Community Centered Properties TM, which are visibly located properties in established or developing, culturally diverse neighborhoods. As of March 31, 2012, we owned
45 Community Centered Properties TM with approximately 3.6 million square feet of gross leasable area, located in five of the top markets in the United States in terms of
45 Community Centers	population growth: Houston, Dallas, San Antonio, Phoenix and Chicago.
3.6 Million Sq. Ft. of GLA	Headquartered in Houston, Texas, we were founded in 1998.
941 Tenants
We focus on value-creation in our properties, as we market, lease and manage our properties. We
5 Top Growth Markets	invest in properties that are or can become Community Centered Properties TM from which our
Houston	tenants deliver needed services to the surrounding community. We focus on niche properties with
Dallas	smaller rental spaces that present opportunities for attractive returns.
San Antonio
Phoenix	Our strategic efforts target entrepreneurial tenants at each property who provide services to their
Chicago	respective surrounding communities. Operations include an internal management structure, providing cost-effective services to locally-oriented smaller space tenants. Multi-cultural community focus sets
Fiscal Year End	us apart from traditional commercial real estate operators. We value diversity on our team and maintain
12/31	in-house leasing, property management, marketing, construction and maintenance departments with culturally diverse and multi-lingual associates who understand the particular needs of our tenants
Common Shares &	and neighborhoods.
Units Outstanding:
Class B common: 10.2 Million*	We have a diverse tenant base concentrated on service offerings such as medical,
Class A common: 1.7 Million	educational and casual dining. These tenants tend to occupy smaller spaces (less than
Operating Partnership Units:	3,000 square feet) and , as of March 31, 2012, provided a 68% premium rental rate
0.9 Million	compared to our larger space tenants. The largest of our 941 tenants comprises less than 2.0% of our revenues.

Distribution (per share / unit):	Investor Relations:
Quarter $0.2850	Whitestone REIT
Annualized $1.14	Anne I. Gregory, Vice President, Investor Relations & Marketing
Dividend Yield 8.4%**	2600 South Gessner Suite 500, Houston, Texas		77036
	713.435.2221 email: ir@whitestonereit.com		website: www.whitestonereit.com
Board of Trustees:
James C. Mastandrea	ICR Inc. - Brad Cohen 203.682.8211
Daryl J. Carter
Daniel G. DeVos	Analyst Coverage:
Donald F. Keating	BMO Capital Markets Corp.	J.J.B. Hilliard, W.L. Lyons, LLC	JMP Securities	Wunderlich Securities, Inc.
Jack L. Mahaffey	Paul Adornato, CFA	Carol L. Kemple	Mitch Germain	Merril Ross
	212.885.4170	502.588.1839	212.906.3546	703.669.9255
* As of May 8, 2012	Paul.Adornato@bmo.com	ckemple@hilliard.com	mgermain@jmpsecurities.com	mross@wundernet.com

Ladenburg Thalmann & Co. Inc
** Based on Class B common				Jeffrey S. Langbaum
share price of $13.51 as of close				212.409.2056
of market on May 8, 2012				jlangbaum@ladenburg.com

Contact Whitestone REIT:
Anne Gregory, Vice President Marketing & Investor Relations
(713) 435 2221 ir@whitestonereit.com

WHITESTONE REIT ANNOUNCES OPERATING RESULTS FOR THE FIRST QUARTER 2012

Highlights (Year-Over-Year)

•	Occupancy of Operating Portfolio grew 3% to 87% as of March 31, 2012

•	Property net operating income of $6.8 million, an increase of 33%

•	FFO of $3.1 million, an increase of 48%

•	Net income of $793,000, an increase of 329%

•	EBITDA of $5.2 million, an increase of 41%

Houston, Texas, May 9, 2012 - Whitestone REIT (NYSE Amex: WSR - “Whitestone” or the “Company”), a fully integrated real estate company that owns, operates and re-develops Community Centered PropertiesTM, which are visibly located in established or developing culturally diverse neighborhoods, announced its financial results for the first quarter of 2012.

“Whitestone continues to acquire off market value add Community Center Properties at a discount to replacement cost.  During the past 18 months our new acquisitions have added to our core operating EBITDA, evidenced by the  year-over-year 41% increase in the first quarter of 2012.  A significant part of our growth is driven by our focus on our small space tenants that are entrepreneurial - community based service businesses that meet the needs of people living within a five mile radius of the properties we own," said James C. Mastandrea, Chairman and Chief Executive Officer.  "During the quarter, we continued pre-acquisition due diligence activities on many properties that meet our acquisition criteria, drawing from our substantial pipeline of community centered properties. We expect that over the coming quarters we will meaningfully add select properties to our portfolio. We are well positioned, with a strong balance sheet and an unsecured line of credit, to utilize our financial flexibility and be nimble and quick when the right opportunity is uncovered. Our experienced team of Whitestone associates continues to work together integrating our acquisitions with our operations to create additional long-term value for our shareholders.”

Highlights: First Quarter 2012 Compared to First Quarter 2011

•
Net income attributable to Whitestone REIT was $793,000, or $0.07 per diluted common share for the first quarter 2012, compared to $185,000 or $0.03 per diluted common share for the same period in 2011.

•

•
Funds from Operations ("FFO") for the first quarter 2012 was $3.1 million, or $0.25 per diluted common share and operating partnership unit ("OP unit") , as compared to $2.1 million or $0.29 per diluted common share and OP unit for the first quarter 2011.

•	Earnings Before Interest, Tax, Depreciation and Amortization ("EBITDA") for the first quarter 2012 was $5.2 million as compared to $3.7 million for the first quarter 2011.

•
Property net operating income (“NOI”) increased 33% to $6.8 million for the first quarter 2012 as compared to $5.1 million for the same period in 2011. The increase of $1.7 million is primarily attributable to NOI of new acquisitions.

•
The Company declared a quarterly cash distribution of $0.285 per common share and OP unit, which was paid in three equal installments of $0.095 in January, February and March 2012. The distribution rate has remained the same since the distribution paid on July 8, 2010. In February 2012, the Company also declared its second quarter cash distribution of $0.285 per common share and OP unit, which has been paid or will be paid in three equal installments of $0.095 in April, May and June 2012.

First Quarter 2012 Leasing Highlights

The Company's Operating Portfolio Occupancy Rate increased to 87% as of March 31, 2012 from 84% as of March 31, 2011.

The Company defines Operating Portfolio Occupancy Rate as physical occupancy in all properties, excluding (i) new acquisitions through the earlier of attainment of 90% occupancy or 18 months of ownership and (ii) properties that are undergoing significant redevelopment or re-tenanting. Total physical property occupancy, which includes properties under redevelopment, undergoing significant retenanting and recent acquisitions, was 85% as of March 31, 2012, an increase of 3% from 82% as of March 31, 2011.

The Company signed 90 new and renewal leases representing 159,000 square feet during the first quarter of 2012, primarily with tenants that required less than 3,000 square feet in multi-cultural neighborhoods, which drives premium rents. A summary of leasing activity is shown below:

•	Increase in total number of tenants by 3% from year end 2011 to 941 from 915;

•	An increase of 13% in total lease value of new and renewal leases signed: $6.8 million in the first quarter of 2012 versus $6.0 million in the same period of 2011;

•	An increase of 13% in the number of new and renewal leases signed: 90 in the first quarter of 2012 versus 80 in the same period of 2011; and

•
Total new and renewal leases signed of 159,000 square feet in the first quarter of 2012, with an average size of 1,769 square feet as compared to 218,000 square feet and and average size of 2,721 in the same period of 2011.

Community Centered PropertiesTM Portfolio Statistics

As of March 31, 2012, Whitestone owned 45 Community Centered PropertiesTM with approximately 3.6 million square feet of gross leasable area, including two development land parcels, located in five of the top markets in the United States in terms of population growth: Houston, Dallas, San Antonio, Phoenix and Chicago.

The Company's strategic efforts target entrepreneurial tenants that provide services to the surrounding neighborhood at each Community Centered PropertyTM. These tenants tend to occupy smaller spaces (less than 3,000 square feet) and, as of March 31, 2012, provided a 68% premium rental rate compared to Whitestone's larger space tenants. The Company currently services 941 tenants throughout its portfolio.  No single tenant accounted for more than 2.0% of the Company's annualized base rental revenues as of March 31, 2012.

Balance Sheet

Whitestone had 19 properties, unencumbered by debt as of March 31, 2012, with an undepreciated cost basis of $115 million. The total undepreciated values of the Company's real estate assets and real estate indebtedness were $295 million and $134 million, respectively, as of March 31, 2012. As of March 31, 2012, 69% of the Company's debt was fixed-rate and the Company's weighted average interest rate for the quarter was 5.2%.

On February 27, 2012, Whitestone closed on a new three-year $125 million unsecured revolving credit facility. The new facility replaces the existing $20 million facility with Bank of Montreal. The Company plans to use the new facility for general corporate purposes, primarily for acquisitions and redevelopment of existing properties in its portfolio. BMO Capital Markets served as the Sole Lead Arranger and Sole Book Runner. Bank of Montreal also serves as the Administrative Agent. U. S. Bank National Association served as Syndication Agent, while Capital One, National Association, and Wells Fargo Bank, National Association served as Co-Documentation Agents. Also included in the lender group is MidFirst Bank. As of March 31, 2012, $107 million was available under the credit facility.

Supplemental Financial Information

Further details regarding Whitestone REIT's results of operations, communities and tenants can be accessed at the Company's website at www.whitestonereit.com.

Webcast and Conference Call

The Company will host a conference call for investors and other interested parties on Wednesday, May 9, 2012 at 5:00 p.m. (Eastern Time). Interested parties can listen to the call live on the internet through the Investor Relations section of the Company's website, www.whitestonereit.com, using the News/Events - Press Releases tab. The call is also accessible via telephone by dialing 1-(800) 575-5790 for domestic participants or 1-(719) 325-2122 for international participants and entering the passcode 4632897. Listeners should go to the website at least 15 minutes prior to the call to download and install any necessary audio software. Those dialing in should call in at least 10 minutes prior to the start.

The conference call will be recorded and a telephone replay will be available through May 23, 2012, by dialing 1-(877) 870-5176 for domestic participants or 1-(858) 384-5517 for international participants and entering the passcode 4632897. The replay of the call will also be available on the Company's website.

The earnings release and supplemental data package will be located in the Investor Relations section of the website on the News/Events Press Releases tab. For those without internet access, the first quarter 2012 earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company's Investor Relations line at (713) 435-2221.

About Whitestone REIT

Whitestone REIT (NYSE Amex: WSR) is a fully integrated real estate investment trust that owns, operates and redevelops Community Centered PropertiesTM, which are visibly located properties in established or developing culturally diverse neighborhoods.  Whitestone focuses on value-creation in its Centers, as it markets, leases and manages its Centers to match tenants with the shared needs of surrounding neighborhoods.  Operations are structured for providing cost-effective service to local service-oriented smaller space tenants (less than 3,000 square feet). Whitestone has a diversified tenant base concentrated on service offerings including medical, education, and casual dining. The largest of its 941 tenants comprise less than 2% of its rental revenues. Headquartered in Houston, Texas and founded in 1998, the Company is internally managed with a portfolio of commercial properties in Texas, Arizona, and Illinois. For additional information about the Company, please visit www.whitestonereit.com. The Investor Relations section of the Company's website has links to SEC filings, news releases, financial reports and investor newsletters.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology, such as "may," "will," "expect," "intend," "anticipate," "believe," "continue" or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this press release include, but are not limited to, the strength of the Company's leasing portfolio and lease renewal activities.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in our most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q and other documents we file with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures
This release contains the supplemental non-GAAP financial measures of FFO, FFO-Core, NOI and EBITDA. Following are definitions and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT, which states that FFO should represent net income (loss) available to common shareholders (computed in accordance with GAAP) plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures and excluding gains or losses on the sale of operating real estate assets and extraordinary items. In October 2011, NAREIT communicated to its members that the exclusion of impairment writedowns of depreciable real estate is consistent with the definition of FFO, and prior periods should be restated to be consistent with this guidance. As the Company has not had any impairments in the past five years, the Company was not required to restate our FFO for prior periods. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions.

Further, other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented. Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

FFO-Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain items that are not indicative of the results provided by the Company's operating portfolio and affect the comparability of the Company's period-over-period performance. These items include, but are not limited to, legal and professional fees, gains and losses on insurance claim settlements and acquisition costs. Therefore, in addition to FFO, management uses FFO-Core, which the Company defines to exclude such items. Management believes that these adjustments are appropriate in determining FFO-Core as they are not indicative of the operating performance of the Company's assets. In addition, the Company believes that FFO-Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to other REITs. Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes and gain or loss on sale or disposition of assets, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact that factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties.

EBITDA: Management believes that EBITDA is an appropriate supplemental measure of operating performance to net income attributable to the Company. The Company defines EBITDA as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes) and general and administrative expenses. Other REITs may use different methodologies for calculating EBITDA, and accordingly, the Company's EBITDA may not be comparable to other REITs. Management believes that EBITDA provides useful information to the investment community about the Company's operating performance when compared to other REITs since EBITDA is generally recognized as a standard measure. However, EBITDA should not be viewed as a measure of the Company's overall financial performance since it does not reflect depreciation and amortization, involuntary conversion, interest expense, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties.

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31, 2012	December 31, 2011
	(unaudited)
ASSETS
Real estate assets, at cost
Property	$295,184	$292,360
Accumulated depreciation	(47,481)	(45,472)
Total real estate assets	247,703	246,888
Cash and cash equivalents	8,288	5,695
Marketable securities	4,034	5,131
Escrows and acquisition deposits	2,618	4,996
Accrued rents and accounts receivable, net of allowance for doubtful accounts	6,472	6,053
Unamortized lease commissions and loan costs	4,752	3,755
Prepaid expenses and other assets	875	975
Total assets	$274,742	$273,493
LIABILITIES AND EQUITY
Liabilities:
Notes payable	$134,208	$127,890
Accounts payable and accrued expenses	6,049	9,017
Tenants' security deposits	2,277	2,232
Dividends and distributions payable	3,649	3,647
Total liabilities	146,183	142,786
Commitments and contingencies:
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding at March 31, 2012 and December 31, 2011, respectively	—	—
Class A common shares, $0.001 par value per share; 50,000,000 shares authorized; 1,737,438 and 2,603,292 issued and outstanding as of March 31, 2012 and December 31, 2011, respectively	1	2
Class B common shares, $0.001 par value per share; 350,000,000 shares authorized; 10,157,693 and 8,834,563 issued and outstanding as of March 31, 2012 and December 31, 2011, respectively	9	8
Additional paid-in capital	162,870	158,127
Accumulated other comprehensive loss	(413)	(1,119)
Accumulated deficit	(43,692)	(41,060)
Total Whitestone REIT shareholders' equity	118,775	115,958
Noncontrolling interest in subsidiary	9,784	14,749
Total equity	128,559	130,707
Total liabilities and equity	$274,742	$273,493

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2012	2011
Property revenues
Rental revenues	$8,128	$6,671
Other revenues	2,298	1,415
Total property revenues	10,426	8,086

Property expenses
Property operation and maintenance	2,352	1,954
Real estate taxes	1,310	1,020
Total property expenses	3,662	2,974

Other expenses (income)
General and administrative	1,641	1,464
Depreciation and amortization	2,544	1,989
Interest expense	1,712	1,402
Interest, dividend and other investment income	(70)	(60)
Total other expense	5,827	4,795

Income before loss on disposal of assets and income taxes	937	317

Provision for income taxes	(65)	(53)
Loss on sale or disposal of assets	(12)	(18)

Net income	860	246

Less: Net income attributable to noncontrolling interests	67	61

Net income attributable to Whitestone REIT	$793	$185

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2012	2011
Basic and Diluted Earnings Per Share:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.07	$0.03

Weighted average number of common shares outstanding:
Basic	11,624	5,479
Diluted	11,638	5,499

Distributions declared per common share / OP unit	$0.2850	$0.2850

Consolidated Statements of Comprehensive Income

Net income	$860	$246

Other comprehensive gain

Unrealized gain on available-for-sale marketable securities	766	—

Comprehensive income	1,626	246

Less: Comprehensive income attributable to noncontrolling interests	127	61

Comprehensive income attributable to Whitestone REIT	$1,499	$185

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended March 31,
	2012	2011

Cash flows from operating activities:
Net income	$860	$246
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,283	1,879
Amortization of deferred loan costs	261	110
Gain on sale of marketable securities	(1)	(38)
Loss on sale or disposal of assets	12	18
Bad debt expense	132	69
Share-based compensation	78	78
Changes in operating assets and liabilities:
Escrows and acquisition deposits	2,378	3,021
Accrued rent and accounts receivable	(551)	(535)
Unamortized lease commissions and loan costs	(280)	(133)
Prepaid expenses and other assets	177	266
Accounts payable and accrued expenses	(2,980)	(2,220)
Tenants' security deposits	45	19
Net cash provided by operating activities	2,414	2,780

Cash flows from investing activities:
Additions to real estate	(2,893)	(1,042)
Investments in marketable securities	(750)	(1,865)
Proceeds from sales of marketable securities	2,614	908
Net cash used in investing activities	(1,029)	(1,999)

Cash flows from financing activities:
Distributions paid to common shareholders	(3,322)	(1,616)
Distributions paid to OP unit holders	(301)	(515)
Payments of exchange offer costs	(225)	—
Proceeds from notes payable	6,956	2,905
Repayments of notes payable	(713)	(731)
Payments of loan origination costs	(1,187)	(81)
Net cash provided by (used in) financing activities	1,208	(38)

Net increase in cash and cash equivalents	2,593	743
Cash and cash equivalents at beginning of period	5,695	17,591
Cash and cash equivalents at end of period	$8,288	$18,334
Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended March 31,
	2012	2011
Supplemental disclosure of cash flow information:
Cash paid for interest	$1,671	$1,404
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$11	$1
Financed insurance premiums	31	550
Value of shares issued under dividend reinvestment plan	22	—
Accrued offering costs	54	138
Value of Class B shares exchanged for OP units	4,917	—
Change in fair value of available-for-sale securities	766	—

Whitestone REIT and Subsidiaries RECONCILIATION OF NON-GAAP MEASURES (in thousands, except per share and per unit data)

	Three Months Ended March 31,
	2012	2011
FFO AND FFO-CORE
Net income attributable to Whitestone REIT	$793	$185
Depreciation and amortization of real estate assets	2,249	1,850
Loss on disposal of assets	12	18
Net income attributable to noncontrolling interests	67	61
FFO	3,121	2,114

Acquisition costs	64	1
Legal settlement	(131)	—
FFO-Core	$3,054	$2,115

FFO PER SHARE AND OP UNIT CALCULATION:
Numerator:
FFO	$3,121	$2,114
Distributions paid on unvested restricted Class A common shares	(4)	(6)
FFO excluding amounts attributable to unvested restricted Class A common shares	3,117	2,108
FFO-Core excluding amounts attributable to unvested restricted Class A common shares	3,050	2,109

Denominator:
Weighted average number of total common shares - basic	11,624	5,479
Weighted average number of total noncontrolling OP units - basic	992	1,815
Weighted average number of total commons shares and noncontrolling OP units - basic	12,616	7,294

Effect of dilutive securities:
Unvested restricted shares	14	20
Weighted average number of total common shares and noncontrolling OP units - dilutive	12,630	7,314

FFO per share and unit - basic	$0.25	$0.29
FFO per share and unit - diluted	$0.25	$0.29

FFO-Core per share and unit - basic	$0.24	$0.29
FFO-Core per share and unit - diluted	$0.24	$0.29

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended March 31,
	2012	2011

PROPERTY NET OPERATING INCOME ("NOI")

Net income attributable to Whitestone REIT	$793	$185
General and administrative expenses	1,641	1,464
Depreciation and amortization	2,544	1,989
Interest expense	1,712	1,402
Interest, dividend and other investment income	(70)	(60)
Provision for income taxes	65	53
Loss on disposal of assets	12	18
Net income attributable to noncontrolling interests	67	61
NOI	$6,764	$5,112

EARNINGS BEFORE INTEREST, TAX, DEPRECIATION
AND AMORTIZATION ("EBITDA")

Net income attributable to Whitestone REIT	$793	$185
Depreciation and amortization	2,544	1,989
Interest expense	1,712	1,402
Provision for income taxes	65	53
Loss on disposal of assets	12	18
Net income attributable to noncontrolling interests	67	61
EBITDA	$5,193	$3,708

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,
	2012	2011	2011	2011
Net income (loss) attributable to Whitestone REIT	$793	$556	$578	$(196)
Depreciation and amortization	2,544	2,239	2,161	1,976
Interest expense	1,712	1,451	1,430	1,445
Provision for income taxes	65	60	54	58
Loss (gain) on disposal of assets	12	129	(1)	—
Net income attributable to noncontrolling interests	67	94	97	(42)
EBITDA	$5,193	$4,529	$4,319	$3,241

Whitestone REIT and Subsidiaries OTHER FINANCIAL INFORMATION (in thousands, except number of properties and employees)

	Three Months Ended March 31,
	2012	2011

Other Financial Information:

Tenant improvements (1)	$566	$516
Leasing commissions (1)	$204	$136
Scheduled debt principal payments	$694	$604
Straight line rent income (loss)	$(71)	$226
Market rent amortization income from acquired leases	$4	$9
Non-cash share-based compensation expense	$78	$78
Non-real estate depreciation and amortization	$33	$29
Amortization of loan fees	$261	$110
Acquisition costs	$64	$1
Undepreciated value of unencumbered properties	$114,528	$61,903
Number of unencumbered properties	19	14
Full time employees	59	52

(1)
Does not include first generation costs for tenant improvements and leasing commission costs needed for new acquisitions or redevelopment of a property to bring the property to operating standards for its intended use.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(in thousands)

	As of March 31, 2012
MARKET CAPITALIZATION:	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:
Class A common shares outstanding	13.6%	1,737
Class B common shares outstanding	79.3%	10,158
Operating partnership units outstanding	7.1%	907
Total	100.0%	12,802

Market price of Class B common shares as of
March 31, 2012		$13.04

Total equity capitalization		166,938	57%

Debt Capitalization:
Outstanding debt		$134,208
Less: Cash and cash equivalents		(8,288)
		125,920	43%

Total Market Capitalization as of
March 31, 2012		$292,858	100%

SELECTED RATIOS:
	Three Months Ended
	March 31,	December 31,	September 30,	June 30,
	2012	2011	2011	2011
INTEREST COVERAGE RATIO
EBITDA/Interest Expense
EBITDA	$5,193	$4,529	$4,319	$3,241
Interest expense	1,712	1,451	1,430	1,445
Ratio of interest expense to EBITDA	3.0	3.1	3.0	2.2

LEVERAGE RATIO
Debt/Undepreciated Book Value
Undepreciated real estate assets	$295,184	$292,360	$241,488	$215,651

Outstanding debt	$134,208	$127,890	$102,234	$103,050
Less: Cash	(8,288)	(5,695)	(32,660)	(57,776)
Outstanding debt after cash	$125,920	$122,195	$69,574	$45,274
Ratio of debt to real estate assets	43%	42%	29%	21%

 Whitestone REIT and Subsidiaries
SUMMARY OF OUTSTANDING DEBT AND DEBT MATURITIES
As of December 31, 2011
(in thousands)

TOTAL OUTSTANDING DEBT

Description	March 31, 2012	December 31, 2011
Fixed rate notes
$1.4 million 5.00% Note, due 2012	$1,335	$1,318
$14.1 million 5.695% Note, due 2013	14,062	14,110
$3.0 million 6.00% Note, due 2021 (1)	2,969	2,978
$10.0 million 6.04% Note, due 2014	9,281	9,326
$1.5 million 6.50% Note, due 2014	1,464	1,471
$11.2 million 6.52% Note, due 2015	10,726	10,763
$21.4 million 6.53% Notes, due 2013	19,363	19,524
$24.5 million 6.56% Note, due 2013	23,484	23,597
$9.9 million 6.63% Notes, due 2014	9,149	9,221
$0.5 million 3.25% Note, due 2012	18	23
Floating rate note
Unsecured line of credit LIBOR plus 2.75% to 3.75%, due 2015	18,000	11,000
$26.9 million LIBOR + 2.86% Note, due 2013	24,357	24,559
	$134,208	$127,890

(1)
The 6.00% interest rate is fixed through March 30, 2016. On March 31, 2016, the interest rate will be reset to the rate of interest for a five-year balloon note with a thirty year amortization as published by the Federal Home Loan Bank.

SCHEDULE OF DEBT MATURITIES

Year	Scheduled Amortization Payments	Scheduled Maturities	Total Scheduled Maturities	Percentage of Debt Maturing

2012	$2,184	$1,387	$3,571	2.7%
2013	2,644	77,677	80,321	59.8%
2014	312	18,879	19,191	14.3%
2015	169	28,146	28,315	21.1%
2016	49	—	49	—%
2017 and thereafter	236	2,525	2,761	2.1%
Total	$5,594	$128,614	$134,208	100.0%

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS

	Gross Leasable Area as of	Occupancy as of
Community Center Properties	March 31, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011
Retail	1,538,717	90%	90%	90%	84%
Office/Flex	1,201,672	87%	86%	86%	85%
Office	631,841	79%	79%	80%	79%
Total - Operating Portfolio	3,372,230	87%	87%	86%	84%
Redevelopment, New Acquisitions (1)	223,078	51%	50%	47%	48%
Total	3,595,308	85%	84%	84%	81%

(1)	Includes new acquisitions through the earlier of attainment of 90% occupancy or 18 months of ownership, and properties that are undergoing significant redevelopment or re-tenanting.

Tenant Name	Location	Annualized Base Rental Revenue (in thousands)	Percentage of Total Annualized Base Rental Revenues (2)	Initial Lease Date	Year Expiring

Sports Authority	San Antonio	$495	1.5%	1/1/2004	2015
University of Phoenix	San Antonio	415	1.3%	10/18/2010	2018
Air Liquide America, L.P.	Dallas	387	1.2%	8/1/2001	2013
Safeway Stores, Incorporated	Phoenix	344	1.0%	12/22/2011	2021
X-Ray X-Press Corporation	Houston	280	0.8%	7/1/1998	2019
Walgreen's #3766	Phoenix	279	0.8%	8/9/2011	2049
Rock Solid Images	Houston	249	0.8%	4/1/2004	2012
Eligibility Services	Dallas	249	0.7%	6/6/2000	2012
Marshall's	Houston	248	0.7%	5/12/1983	2013
Merrill Corporation	Dallas	248	0.7%	12/10/2001	2014
Albertson's #979	Phoenix	235	0.7%	8/9/2011	2022
Compass Insurance	Dallas	222	0.7%	1/1/2006	2013
Fitness Alliance, LLC	Phoenix	216	0.7%	8/17/2011	2021
River Oaks L-M, Inc.	Houston	212	0.6%	10/15/1993	2014
Petsmart, Inc	San Antonio	199	0.6%	1/1/2004	2018
		$4,278	12.8%

(2)	Annualized Base Rental Revenues represents the monthly base rent as of March 31, 2012 for each applicable tenant multiplied by 12.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY

	Three Months Ended March 31,
	2012	2011
RENEWALS
Number of Leases	48	43
Total SF (1)	77,655	121,099
Average SF	1,618	2,816
Total Lease Value	$2,846,000	$2,724,000
NEW LEASES
Number of Leases	42	37
Total SF (1)	81,512	96,593
Average SF	1,941	2,611
Total Lease Value	$3,984,000	$3,273,000
TOTAL LEASES
Number of Leases	90	80
Total SF (1)	159,167	217,692
Average SF	1,769	2,721
Total Lease Value	$6,830,000	$5,997,000

(1)	Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per SF	Contractual Rent Per Sq. Ft. (4)	Prior Contractual Rent Per Sq. Ft. (5)		Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent

Comparable: (1)

Comparable Total Leases:
1st Quarter 2012	55	$3,193,832	103,905	2.2	$93,657	$0.90	$10.83	$11.31		$(49,133)	(4)%	$15,847	1%
4th Quarter 2011	48	4,579,194	99,733	3.5	377,372	3.78	12.52	12.84		(25,744)	(2)%	147,687	12%
3rd Quarter 2011	42	1,794,549	72,165	2.6	95,407	1.32	9.64	10.78		(91,856)	(11)%	(61,707)	(5)%
2nd Quarter 2011	50	9,057,363	254,912	4.9	1,710,550	6.71	8.07	8.69		(156,257)	(7)%	(19,542)	(1)%
Total - 12 months	195	$18,624,938	530,715	3.8	$2,276,986	$4.29	$9.67	$10.28		$(322,990)	(6)%	$82,285	2%

Comparable New Leases:
1st Quarter 2012	11	$543,891	18,634	3.2	$18,444	$0.99	$9.91	$12.36		$(45,645)	(20)%	$(26,157)	(12)%
4th Quarter 2011	11	2,019,419	35,866	4.7	282,255	7.87	10.60	10.62		(6,506)	—%	112,079	38%
3rd Quarter 2011	19	1,192,312	39,147	3.0	77,725	1.99	8.53	9.59		(44,416)	(11)%	(24,749)	(6)%
2nd Quarter 2011	9	3,395,023	54,519	8.8	1,271,790	23.33	8.75	7.95		43,210	10%	13,053	3%
Total - 12 months	50	$7,150,645	148,166	5.6	$1,650,214	$11.14	$9.34	$9.58		$(53,357)	(3)%	$74,226	5%

Comparable Renewal Leases:
1st Quarter 2012	44	$2,649,941	85,271	2.0	$75,213	$0.88	$11.03	$11.07		$(3,488)	—%	$42,004	5%
4th Quarter 2011	37	2,559,775	63,867	2.7	95,117	1.49	13.59	14.18		(19,238)	(4)%	35,608	2%
3rd Quarter 2011	23	602,237	33,018	2.1	17,682	0.54	10.95	12.34		(47,440)	(11)%	(36,958)	(5)%
2nd Quarter 2011	41	5,662,340	200,393	3.8	438,760	2.19	7.89	8.89		(199,467)	(11)%	(32,595)	(2)%
Total - 12 months	145	$11,474,293	382,549	3.1	$626,772	$1.64	$9.80	$10.56	0	$(269,633)	(7)%	$8,059	—%

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY (continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per SF	Contractual Rent Per Sq. Ft. (4)	Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent
Non-comparable

Non-Comparable Total Leases:
1st Quarter 2012	35	$3,636,434	96,600	4.1	$492,660	$5.10	$9.03
4th Quarter 2011	40	2,628,065	127,943	7.7	683,094	5.34	9.11
3rd Quarter 2011	25	3,469,728	144,081	7.2	1,989,773	13.81	8.04
2nd Quarter 2011	27	4,748,641	92,815	4.9	545,959	5.88	11.80
Total - 12 months	127	$14,482,868	461,439	6.2	$3,711,486	$8.04	$9.26

Non-Comparable New Leases:
1st Quarter	31	$3,440,224	85,866	4.4	$444,899	$5.18	$9.04
4th Quarter 2011	33	2,344,450	95,993	5.0	505,116	5.26	9.12
3rd Quarter 2011	20	2,490,258	116,625	8.0	1,973,200	16.92	7.77
2nd Quarter 2011	21	3,266,160	56,571	4.9	429,472	7.59	11.83
Total - 12 months	105	$11,541,092	355,055	5.8	$3,352,687	$9.44	$9.03

Non-Comparable Renewal Leases:
1st Quarter	4	$196,210	10,734	1.7	$47,761	$4.45	$9.00
4th Quarter 2011	7	283,615	31,950	15.9	177,978	5.57	9.08
3rd Quarter 2011	5	979,470	27,456	3.9	16,573	0.60	9.19
2nd Quarter 2011	6	1,482,481	36,244	4.9	116,487	3.21	11.76
Total - 12 months	22	$2,941,776	106,384	7.6	$358,799	$3.37	$10.01

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY (continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per SF	Contractual Rent Per Sq. Ft. (4)	Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent
Total

New & Renewal
1st Quarter 2012	90	$6,830,266	200,505	3.1	$586,317	$2.92	$9.96
4th Quarter 2011	88	7,207,259	227,676	5.8	1,060,466	4.66	10.61
3rd Quarter 2011	67	5,264,277	216,246	5.6	2,085,180	9.64	8.57
2nd Quarter 2011	77	13,806,004	347,727	4.9	2,256,509	6.49	9.09
Total - 12 months	322	$33,107,806	992,154	4.9	$5,988,472	$6.04	$9.48

New
1st Quarter 2012	42	$3,984,115	104,500	4.2	$463,343	$4.43	$9.19
4th Quarter 2011	44	4,363,869	131,859	4.9	787,371	5.97	9.58
3rd Quarter 2011	39	3,682,570	155,772	6.7	2,050,925	13.17	7.96
2nd Quarter 2011	30	6,661,183	111,090	6.7	1,701,262	15.31	10.36
Total - 12 months	155	$18,691,737	503,221	5.8	$5,002,901	$9.94	$9.12

Renewal
1st Quarter 2012	48	$2,846,151	96,005	2.0	$122,974	$1.28	$10.81
4th Quarter 2011	44	2,843,390	95,817	7.1	273,095	2.85	12.09
3rd Quarter 2011	28	1,581,707	60,474	2.9	34,255	0.57	10.15
2nd Quarter 2011	47	7,144,821	236,637	4.0	555,247	2.35	8.48
Total - 12 months	167	$14,416,069	488,933	4.1	$985,571	$2.02	$10.4

(1)
Comparable leases represent leases signed on spaces for which there was a former tenant within the last twelve months and the new or renewal square footage was within 25% of the expired square footage.

(2)	Weighted average is determined on the basis of square footage.

(3)
Estimated amount per signed lease. Actual cost of construction may vary. Does not include first generation costs for tenant improvements and leasing commission costs needed for new acquisitions or redevelopment of a property to bring the property to operating standards for its intended use.

(4)	Contractual rent represents contractual minimum rent under the new lease for the first month, excluding concessions.

(5)	Prior contractual rent represents contractual minimum rent under the prior lease for the final month.

Whitestone REIT LEASE EXPIRATIONS

				Annualized Base Rent
		Gross Leasable Area		as of March 31, 2012
Year	Number of Leases	Approximate Square Feet	Percent of Leasable Square Feet	Amount (in thousands)	Percent of Total	Per Square Foot
2012	262	500,164	13.9%	$6,125	18.3%	$12.25
2013	194	569,637	15.8%	6,722	20.1%	11.80
2014	185	563,615	15.7%	6,226	18.6%	11.05
2015	105	380,546	10.6%	4,045	12.1%	10.63
2016	98	341,697	9.5%	4,078	12.2%	11.93
2017	41	158,123	4.4%	1,441	4.3%	9.11
2018	15	106,554	3.0%	1,347	4.0%	12.64
2019	8	61,326	1.7%	668	2.0%	10.89
2020	7	51,045	1.4%	588	1.8%	11.52
2021	11	124,893	3.5%	1,030	3.1%	8.25
Total	926	2,857,600	79.5%	$32,270	96.5%	$11.29

(1)	Lease expirations table reflects rents in place as of March 31, 2012, and does not include option periods.

(2)	Annualized Base Rent represents the monthly base rent as of March 31, 2012 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries Property Details As of March 31, 2012

Community Name	Location	Year Built/ Renovated	Gross Leasable Area	Percent Occupied at 03/31/2012	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Retail Communities:
Ahwatukee Plaza	Phoenix	1979	72,650	100%	$894	$12.31	$12.53
Bellnott Square	Houston	1982	73,930	39%	309	10.72	9.47
Bissonnet/Beltway	Houston	1978	29,205	100%	322	11.03	10.82
Centre South	Houston	1974	39,134	81%	273	8.61	8.52
The Citadel	Phoenix	1985	28,547	59%	118	7.01	16.15
Holly Knight	Houston	1984	20,015	100%	345	17.24	17.39
Kempwood Plaza	Houston	1974	101,008	100%	841	8.33	8.44
Lion Square	Houston	1980	117,592	95%	871	7.80	9.00
Pinnacle of Scottsdale	Phoenix	1991	113,108	100%	2,339	20.68	21.07
Providence	Houston	1980	90,327	99%	766	8.57	8.07
Shaver	Houston	1978	21,926	98%	254	11.82	11.59
Shops at Starwood	Dallas	2006	55,385	98%	1,398	25.76	27.16
South Richey	Houston	1980	69,928	77%	204	3.79	8.90
Spoerlein Commons	Chicago	1987	41,455	93%	776	20.13	19.95
SugarPark Plaza	Houston	1974	95,032	92%	867	9.92	9.97
Sunridge	Houston	1979	49,359	99%	554	11.34	11.13
Terravita Marketplace	Phoenix	1997	102,733	100%	1,562	15.20	15.63
Torrey Square	Houston	1983	105,766	98%	856	8.26	8.08
Town Park	Houston	1978	43,526	100%	793	18.22	17.97
Webster Point	Houston	1984	26,060	100%	291	11.17	10.86
Westchase	Houston	1978	49,573	85%	476	11.30	10.89
Windsor Park	San Antonio	1992	192,458	76%	1,434	9.80	9.39
			1,538,717	90%	16,543	11.95	12.33
Office/Flex Communities:
Brookhill	Houston	1979	74,757	76%	$232	$4.08	$4.05
Corporate Park Northwest	Houston	1981	185,627	73%	1,435	10.59	10.32
Corporate Park West	Houston	1999	175,665	87%	1,380	9.03	8.79
Corporate Park Woodland	Houston	2000	99,937	96%	825	8.60	8.68
Dairy Ashford	Houston	1981	42,902	100%	237	5.52	5.90
Holly Hall	Houston	1980	90,000	100%	730	8.11	8.26
Interstate 10	Houston	1980	151,000	93%	665	4.74	4.71
Main Park	Houston	1982	113,410	81%	519	5.65	5.65
Plaza Park	Houston	1982	105,530	77%	743	9.14	8.79
Westbelt Plaza	Houston	1978	65,619	85%	389	6.97	7.30
Westgate	Houston	1984	97,225	100%	565	5.81	5.70
			1,201,672	87%	7,720	7.38	7.32

Whitestone REIT and Subsidiaries Property Details As of March 31, 2012 (continued)

Community Name	Location	Year Built/ Renovated	Gross Leasable Area	Percent Occupied at 03/31/2012	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Office Communities:
9101 LBJ Freeway	Dallas	1985	125,874	67%	$1,272	$15.08	$14.90
Featherwood	Houston	1983	49,760	93%	609	13.16	12.71
Pima Norte	Phoenix	2007	33,417	17%	109	19.19	18.66
Royal Crest	Houston	1984	24,900	75%	238	12.74	12.53
Uptown Tower	Dallas	1982	253,981	85%	3,785	17.53	17.66
Woodlake Plaza	Houston	1974	106,169	88%	1,378	14.75	14.43
Zeta Building	Houston	1982	37,740	91%	560	16.31	16.39
			631,841	79%	7,951	15.93	15.84

Total - Operating Portfolio			3,372,230	87%	32,214	10.98	11.13

Desert Canyon	Phoenix	2000	62,533	77%	551	11.44	12.13
Gilbert Tuscany Village	Phoenix	2009	49,415	28%	227	16.41	23.13
MarketPlace At Central	Phoenix	2000	111,130	46%	451	8.82	9.10
Total - Development Portfolio			223,078	51%	1,229	10.80	12.03

Pinnacle Phase II	Phoenix		—	—%	—	—	—
Shops at Starwood Phase III	Dallas		—	—%	—	—	—
Total - Property Held For Development (4)			—	—%	—	—	—

Grand Totals			3,595,308	85%	$33,443	$10.94	$11.13

(1)
Calculated as the tenant's actual March 31, 2012 base rent (defined as cash base rents including abatements) multiplied by 12. Excludes vacant space as of March 31, 2012. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts. Total abatements for leases in effect as of December 31, 2011 equaled approximately $79,000 for the month ended March 31, 2012.

(2)	Calculated as annualized base rent divided by net rentable square feet leased as of March 31, 2012. Excludes vacant space as of March 31, 2012.

(3)
Represents (i) the contractual base rent for leases in place as of March 31, 2012, calculated on a straight-line basis to reflect changes in rental rates throughout the lease term and amortize free rent periods and abatements, but without regard to tenant improvement allowances and leasing commissions, divided by (ii) square footage under commenced leases as of March 31, 2012.

(4)	As of March 31, 2012, these properties are held for development with no gross leasable area.